Prospectus

CETRONE ENERGY COMPANY, INC.
1,900,000 Shares of
Common Stock

This prospectus relates to periodic offers and sales of 1,900,000 shares of common stock by our Company and the selling security holders, which consists of:

1 to 1,500,000 shares of our common stock which we are offering on a direct basis at a price of $0.08 per share; and
Up to 400,000 shares of common stock which are presently outstanding and owned by the selling stockholders.

There is no minimum offering. The offering period will end one hundred eighty (180) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion. Our direct offering shares will be offered and sold on a self-underwritten, best-efforts basis through our officer and director. Our direct offering shares will be sold at a fixed price of $0.08 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our direct offering shares will go to us. No assurance can be given that we will be able to sell any of our direct offered shares.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$0.08	None	$0.08
Total Minimum	$0	None	$0
Total Maximum	$120,000	None	$120,000

(1)
Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our directly offered shares. As of the date of this prospectus we do not have any underwriting agreements.

(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $8,200 including legal and accounting fees and printing costs.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to us ever beginning operations or generating revenues resulting in a complete loss of any investment made to the Company.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  For a description of the plan of distribution of these shares, please see page 12 of this prospectus.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 6 to read about certain risks you should consider carefully before buying our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

SUMMARY OF OUR OFFERING	3

RISK FACTORS	5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8

USE OF PROCEEDS	8

DETERMINATION OF OFFERING PRICE	10

DILUTION	10

PLAN OF DISTRIBUTION	11

SELLING SHAREHOLDERS	13

DESCRIPTION OF SECURITIES	14

INTERESTS OF NAMED EXPERTS AND COUNSEL	15

DESCRIPTION OF BUSINESS	16

DESCRIPTION OF PROPERTY	19

LEGAL PROCEEDINGS	19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

OFF BALANCE SHEET ARRANGEMENTS	21

EXECUTIVE COMPENSATION	21

DIRECTORS,EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE	23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24

FINANCIAL STATEMENTS	F-1

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SUMMARY OF OUR OFFERING

Prospectus Summary

This summary highlights selected information about our company, Cetrone Energy Company.  This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled "Risk Factors."

Our Business

Cetrone Energy Company (the “Company”) is a development stage company. The Company was organized under the laws of the State of Nevada on 1/28/2008.  We formed our Company for the purpose of establishing a renewable fuel source for agricultural operations, specifically within the Pacific Northwest.  Biodiesel is our initial intended product will be a combination of both raw and/or waste vegetable oil and traditional petroleum diesel.  We believe this combination may reduce carbon emissions, maintain a high level of engine performance while utilizing primarily renewable resources that can be grown or produced locally.  Our intended product, while not technically difficult to produce, has a number of regulatory hurdles which must be overcome before it can ever successfully be brought to market.  Moreover, there is a multitude of similar products already in the market place.

Our principal executive offices are located at our executive offices are located at 11010 E. Boundary Road, Elk, WA 99009, and our telephone number is: (509) 714-52366.

Our Financial Situation

Since inception of our Company we have incurred only losses. Our auditors have indicated that there is substantial doubt regarding our ability to continue as a going concern. The opinion issued by our auditors reflects uncertainty regarding whether we have sufficient working capital available as of July 31, 2008 to enable the Company to continue operating as a going concern.

We will not be able to complete the development of our business plan or commence operations without additional financing.  We have no history of operating profits, we have limited funds and we will continue to incur operating losses in the foreseeable future.

In the event we are successful raising proceeds through the sale of our shares of common stock, we must become operational and generate profits.  If we cannot operate profitably, we may have to suspend or cease operations.  Our current funds will not sustain the Company’s operations for the next year.  In order to become profitable, we will need to generate revenues to offset our cost of revenues, sales and marketing, and general and administrative expenses. If we do not become profitable, we will need to raise additional capital to sustain our operations. However, we may be unable to secure additional financing on terms acceptable to us and we may not even be able to obtain any financing at all. If our losses continue and we are unable to secure sufficient additional financing, we may ultimately fail as a business and any investment would be lost in its entirety.

Recent Developments

We are a development stage company that has on begun to commenced our planned principal strategic operations and have no significant assets. Our business plan was designed to create a viable business. We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional capital. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;
2. Development of CEC’s business plan; and
3. Initial capitalization of the Company.

Cetrone Energy Company is attempting to become fully operational.  In order to generate revenues, CEC must successfully address the following areas:

1. Start Production of Primary Products: The Company must start approaching producers of the raw materials to be used in the biodiesel products.

2.  Develop and Implement a Marketing Plan:  In order to promote our company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan to sell our biodiesel products.  CEC intends to market initially through a website and by attending trade shows.  Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our company.

3. Create Customer Loyalty:  We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base.  It is critical that we begin to establish relationships to potential customers by promoting quality products and services and then delivering on a consistent basis.

Our Offering

This prospectus relates to the sale of a total of 1,900,000 shares of our common stock. Upon the effective date of this registration statement, up to 1,500,000 shares may be sold by the Company with no minimum to be sold at a fixed price of $0.08 per share.  Up to 400,000 shares may sold by the selling stockholders as set forth under the caption “Selling Stockholders”. The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will receive all of the proceeds from the sale of our shares at $0.08 per share. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from CEC’s financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the "Management's Discussion and Plan of Operation" included elsewhere in this Prospectus.
Financial Data Summary

Balance Sheet Data
ASSETS	July 31, 2008

Cash	$2,100
Total Assets	$2,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$525
Total Current Liabilities	$525

STOCKHOLDERS’ EQUITY

Common stock: $0.001 par value
50,000,000 shares authorized
2,200,000 shares issued and outstanding	2,200
Additional paid-in-capital	1,800
Accumulated Deficit	(2,425)

Total stockholders’ equity	1,575

Total liabilities and stockholders’ equity	$2,100

Statements of Operations Data
Inception on January 28, 2008 to July 31, 2008

Revenues	$0

Operating Expenses	$2,525

Earnings (Loss)	$(2,525)

Weighted average number of shares of common stock outstanding	1,466,667

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RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

RISKS RELATING TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND WE HAVE NO OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION

Our Company was formed on January 28, 2008, and we have no operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

Our auditor's report on our July 31, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Officer may be unable or unwilling to loan or advance any capital to CEC, we believe that if we do not raise at least $30,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “July 31, 2008 Audited Financial Statements - Report of Independent Registered Public Accounting Firm."

WE HAVE NO CUSTOMERS TO DATE; AND MAY NOT DEVELOP SUFFICIENT CUSTOMERS TO STAY IN BUSINESS IN THE FUTURE

Cetrone Energy Company has not sold any products, and may be unable to do so in the future. If the Company is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business resulting in business failure and complete loss of any investment(s) made into the Company.

WE ARE SEEKING ADDITIONAL FINANCING TO FUND OUR BIOFUEL DEVELOPMENT AND OPERATIONS, AND IF WE ARE UNABLE TO OBTAIN FUNDING WHEN NEEDED, OUR BUSINESS WOULD FAIL

We need additional capital to complete navigation of the regulatory issues we face, locate, acquire and develop our manufacturing and storage facilities, and acquire the vehicles necessary to deliver our product to our customers at their location.  We will be required to fund operations through the sale of equity shares and will not be able to continue as a going concern if we are unsuccessful in selling such shares.  Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN RELATIONSHIPS WITH RETAILERS OR ATTRACT CUSTOMERS, WE WOULD NOT BE ABLE TO CONTINUE WITH OPERATIONS

We intend to establish relationships with those engaged in the agricultural industry, primarily farmers, ranchers and those involved in the timber industry.  These industries currently use high volumes of conventional petroleum diesel.  There is intense competition for these relationships with current product providers and we may not be able to attract and retain retailers or customers’ interest in light of competitors with larger budgets and pre-existing relationships.  If we cannot successfully secure these relationships are business would fail and any investment made into the Company would be lost in its entirety.

OUR SUCCESS IS DEPENDENT ON CURRENT MANAGEMENT, WHO MAY BE UNABLE TO DEVOTE SUFFICIENT TIME TO THE DEVELOPMENT OF ARE BUSINESS PLAN, WHICH COULD CAUSE THE BUSINESS TO FAIL

Cetrone Energy Company is heavily dependent on the limited industry experience that our sole Officer and Director, Michael Cetrone, brings to the Company.  Additionally, Mr. Cetrone is employed outside of Cetrone Energy Company.  Mr. Cetrone has been and continues to expect to be able to commit approximately 10-12 hours per week of his time, to the development of Cetrone Energy Company business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to Cetrone Energy Company, and, Cetrone Energy Company would be unable to develop its business plan.

AS A RESULT OF BECOMING A REPORTING COMPANY, OUR EXPENSES WILL INCREASE SIGNIFICANTLY

As a result of becoming a reporting company whose shares are registered pursuant to Section 12 of the Securities Act, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officers, ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act.  These increased expenses may negatively impact our ability to become profitable.

CHANGING AND UNPREDICTABLE AGRICULTURAL MARKET CONDITIONS MAY IMPACT THE DEMAND FOR OUR PRODUCTS

There can be no guarantee that current agricultural demand for fuel products will continue.  If other energy companies are successful developing technologies like hydrogen fuel cells, then any carbon based fuel system may become obsolete and undesirable in the marketplace.  In such a condition our products may well no longer be salable to our prospective customers.

WE WILL RELY ON OTHERS FOR PRODUCTION OF OUR BIOFUEL PRODUCTS; ANY INTERRUPTIONS OF THESE ARRANGEMENTS WOULD DISRUPT OUR ABILITY TO FILL CUSTOMERS' ORDERS AND HAVE A MATERIAL IMPACT ON OUR ABILITY TO OPERATE

We will be required to obtain products for our product by direct manufacture. Any increase in labor, equipment, or other production costs could adversely affect our cost of sales. Qualifying staff to manufacture our product is time-consuming and might result in unforeseen manufacturing and operations problems. If we are unable to meet our manufacturing commitments this will adversely affect our ability to fill customer orders in accordance with required delivery, quality, and performance requirements. If this were to occur, the resulting decline in revenue would harm the business.

ANY MATERIAL INCREASE IN THE COST OF THE RAW MATERIALS USED TO MANUFACTURE OUR PRODUCTS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR COST OF SALES.

Our products creation depends on a readily available supply of raw materials, specifically petroleum diesel fuel and vegetable oils.  Should either of these products become unavailable or, if the price rises to levels making it impossible to remanufacture our product for sale at reasonable costs, our business could suffer and become unsustainable.  Because of the size of our business, we are subject to the vagaries of several commodity markets, including light sweet crude, corn, and soybeans.  These markets have been historically volatile and unpredictable.  If we are not able to engage in some level of hedge against future price increases by trading in the open market we may be unable to remanufacture our product at reasonable enough cost to sustain operations.

RISKS RELATED TO OUR COMMON STOCK

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES TO BE SOLD AND THE COMPANY HAS NOT, AND MAY NEVER GENERATE REVENUES, OUR BUSINESS MAY FAIL PRIOR TO US EVER BEGINNING OPERATIONS RESULTING IN A COMPLETE LOSS OF ANY INVESTMENT MADE INTO THE COMPANY

We are offering the public up to 1,500,000 shares of our common stock; however, there is no minimum amount of stock that must be sold prior to us utilizing the proceeds from the offering.  We have never generated revenues and we may never be able to generate revenues in the future.  As such we may be forced out of business prior to ever beginning operations and generating revenues in which case investors would lose their entire investment.

WE ARE CONTROLLED BY CURRENT OFFICER, DIRECTOR AND PRINCIPAL STOCKHOLDER

Our sole officer and director beneficially own approximately 91% of the outstanding shares of our common stock. If the full amount of common shares offered through this registration statement is subscribed, are sole officer and director would control 54% of the issued and outstanding common stock.  So long as our officer and director controls a majority of our fully diluted equity, he will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

IF YOU PURCHASE SHARES IN THIS OFFERING, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

The $0.08 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

THERE IS CURRENTLY NO MARKET FOR CETRONE ENERGY COMPANY COMMON STOCK, BUT IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE

There is currently no market for Cetrone Energy Company common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Cetrone Energy Company common stock will be subject to wide fluctuations in response to several factors including:
o	The ability to complete the development of Cetrone Energy Company in order to provide those products to the public;

o	The ability to generate revenues from sales;

o	The ability to generate brand recognition of the Cetrone Energy Company products and services and acceptance by consumers;

o	Increased competition from competitors who offer competing services; and

o	Cetrone Energy Company financial condition and results of operations.

WHILE CETRONE ENERGY COMPANY EXPECTS TO APPLY FOR LISTING ON THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, WE MAY NOT BE APPROVED FOR TRADING ON THE OTCBB; THEREFORE SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

THERE ARE LEGAL RESTRICTIONS ON THE RESALE OF THE COMMON SHARES OFFERED, INCLUDING PENNY STOCK REGULATIONS UNDER THE U.S. FEDERAL SECURITIES LAWS. THESE RESTRICTIONS MAY ADVERSELY AFFECT THE ABILITY OF INVESTORS TO RESELL THEIR SHARES

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

FUTURE SALES OF THE COMPANY’S COMMON STOCK BY THE SELLING SHAREHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE

We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Selling Shareholders named herein of our common stock in the public market, or the perception that sales by the Selling Shareholders may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

WE HAVE LIMITED FINANCIAL RESOURCES AT PRESENT, AND PROCEEDS FROM THE OFFERING MAY NOT BE USED TO FULLY DEVELOP ITS BUSINESS

Cetrone Energy Company has limited financial resources at present; as of July 31, 2008 it had $2,100 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Cetrone Energy Company stock to general administrative functions. If Cetrone Energy Company is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

These risk factors, individually or occurring together, would likely have a substantially negative effect on Cetrone Energy Company business and would likely cause it to fail.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company's management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management "estimates," "expects," "anticipates," "plans," "believes," "projects," "continues," "may," "could," or "would" or statements concerning "potential" or "opportunity" or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in "Risk Factors" and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.
USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered by us will be up to $120,000 based on a public offering price of $0.08 per share. We will not receive any proceeds from the sale of shares offered by the Selling Stockholders. All funds raised in the offering of our shares will immediately be available to us.

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The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company:

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$30,000	$60,000	$90,000	$120,000

Less: OFFERING EXPENSES
Legal/Accounting	$5,000	$5,000	$5,000	$5,000
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$200	$200	$200	$200
Transfer Agent	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$8,200	$8,200	$8,200	$8,200

Less: PRODUCT SOURCING

Manufacturing Facilities Expenses	$0	$6,000	$10,000	$15,000
Distribution Fleet	$0	$2,000	$10,000	$15,000
Initial Product Production	$8,800	$17,300	$23,800	$33,800

SUB-TOTAL	$8,800	$26,300	$43,800	$63,800

Less: SALES & MARKETING
Web Site Development	$3,000	$7,500	$10,000	$10,000
Trade Show Attendance	$3,000	$6,000	$9,000	$9,000
Mass Email Campaign	$2,500	$5,000	$7,500	$7,500

SUB-TOTAL	$8,500	$18,500	$26,500	$26,500

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$2,000	$2,000	$4,000	$4,000
Legal and Accounting	$2,500	$2,500	$5,000	$15,000
Office Temp	$	$2,500	$2,500	$2,500

SUB-TOTAL	$4,500	$7,000	$11,500	$21,500

TOTALS	$30,000	$60,000	$90,000	$120,000
The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

The $0.08 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. The following table below sets forth the dilution assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company:

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.08	$0.08	$0.08	$0.08

Book Value Per Share Before the Offering	$0.0071591	$0.0071591	$0.0071591	$0.0071591

Book Value Per Share After the Offering	$0.0122621	$0.0208729	$0.0275414	$0.0328581

Net Increase to Original Shareholders	$0.0115460	$0.0201570	$0.0268250	$0.0321420

Decrease in Investment to New Shareholders	$0.0677380	$0.0591270	$0.0524590	$0.0471420

Dilution to New Shareholders (%)	84.67%	73.91%	65.57%	58.93%

PLAN OF DISTRIBUTION

Sales of Shares by Our Company

The Company plans to offer for sale on self-underwritten, best efforts, no minimum basis 1,500,000 common shares at a fixed price of $0.08 per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The offering will be for a period of 180 days from the effective date of this prospectus or terminated sooner at our sole discretion.

Currently, we plan to sell the shares in our Company’s offering through solicitations made by our President, Mr. Michael Cetrone; he will not receive any commission from the sale of any shares. Mr. Cetrone does not intend to make any general advertisements. Mr. Cetrone intends to utilize his personal network of contacts to solicit purchases of the common stock. Mr. Cetrone does not intend to utilize any materials other than the registration statement and prospectus contained therein in connection with any offers or sales of securities. Mr. Cetrone will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
The person is not, at the time of their participation, an associated person of a broker-dealer; and

The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Act. Mr. Cetrone is not subject to disqualification, is not being compensated in connection with his participation in the offering by the payment of commission or any other remuneration based either directly or indirectly on transactions in securities, and neither has been or is currently a broker-dealer or associated with a broker-dealer. Mr. Cetrone has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of the Act.

Our Company’s officer and director does not intend to purchase shares in this offering.

We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

The direct offering of our shares will start on the effective date of this prospectus and continue for a period of up to 180 days unless earlier terminated at our sole discretion. Our direct offering will commence on the date the Securities and Exchange Commission declares this registration statement effective. After the declaration of effectiveness, if you decide to subscribe for any shares in this offering, you must do the following:

1.	execute and deliver a subscription agreement; and
2.	deliver a check or US$ denominated funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Cetrone Energy Company”

If an underwriter is used in the resale of the shares, the Company will file a post-effective amendment to disclose the name of the underwriter and the material terms of any agreement.

We reserve the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from any rejected subscriptions will be returned immediately by us to the subscriber, without deductions. Any incidental interest on a returned subscription will also be submitted to the rejected subscriber with a statement of calculation thereof based upon interest paid by our bank. Subscriptions for securities will be accepted or rejected within five business days after receipt by us.

Sales of Shares by Selling Stockholders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”.  Each Selling Stockholder purchased the securities registered hereunder either in the ordinary course of business of the Company or acquired the securities in exchange for their business purchased by the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.
Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $8,200.

The Company is registering for offer and sale by the holders thereof 400,000 of common stock held by such shareholders.  All the Selling Shareholders’ Shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.

Owned   Before        Offered                            After the
      The Offering     Herein                                     Offering
Name and Address	Number Of Shares	Percentage Of Class (1)	Number of Shares	Shares Owned	Percentage of Class (1)
Michael Cetrone(1)	2,000,000	91.0%	200,000	1,800,000	81.8%
President/Director
11010 E. Boundary Road
Elk, WA 99009

*Jameson Capital. LLC(2)	100,000	4.5%	100,000	0	0%
c/o Tim Orr
4328 West Hiawatha Dr.
Spokane, WA 99208

*Walker, Bannister & Dunn, LLC (3)	100,000	4.5%	100,000	0	0%
c/o Ronald Davis
762 South U.S. Highway 1, Suite 159 Vero Beach Fl 32962

(1)	Assumes current issued and outstanding shares – 2,200,000 common shares
(2)	To the initial founders of the Company, the Company issued shares of its common stock at par value ($.001 per share).

(3)	The noted person has investment and voting control for Jameson Capital, LLC
(4)	The noted person has investment and voting control for Walker, Bannister & Dunn, LLC

                  * issued as part of professional fees

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES

We have 2,200,000 shares of our common stock issued and outstanding as of July 31, 2008. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 50,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of Cetrone Energy Company’s stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Cetrone Energy Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of CEC’s directors.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely effect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Transfer Agent

Delos Stock Transfer, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Office of Timothy S. Orr, PLLC, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Cetrone Energy Company’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by The Blackwing Group, LLC 18921G E Valley View Parkway #325, Independence, MO 64055 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Cetrone Energy Company ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background

Cetrone Energy Company Inc. is a Nevada Corporation; incorporated on January 28, 2008. We are a development stage business and have not begun operations or generated any revenue to date.

Cetrone Energy has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Cetrone has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Cetrone is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our products and identifying future sources of capital.

Currently, CEC has one Officer and Director, Michael Cetrone. Mr. Cetrone has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months. The Company’s administrative office is located at 11010 E. Boundary Road, Elk, WA 99009, and our telephone number is: (509) 714-5236

CEC currently has no intention to engage in a merger or acquisition with an unidentified company.

CEC’s fiscal year end is December 31.

Business of Issuer

We plan to enter into the re-manufactured biofuels industry.  CEC plans to source raw materials needed for remanufacture domestically, then produce the needed biofuel in small batches tailored to the needs of customer demand until such time as larger quantities can be produced.  Profit margins will presumably increase as batch size and storage limits can be increased.  We cannot guarantee however, that demand for our product will ever increase.

The vast majority of all agricultural enterprises use distillate fuel oil in their operations.  We believe our intended product(s) could represent a real alternative and, because most of the constituent components will be domestically produced, a more stable and cost effective source for their fuel energy needs.

Our largest target market will be large agribusinesses.  In order to reach that market we must begin by establishing and proving our fuel reliable and as easily distributed as current competitors.  This means tanker truck delivery to the farm for repackaging into their existent containers.  We will also have to provide any and all needed parts for conversion of machinery to our fuel should conversion be needed.

Competition

While the biofuels industry is fairly new and undeveloped at this time, it competes directly with the established infrastructure of the domestic oil and gas industry.  As such, our competition represents a large, well developed, mature industry with well established distribution and delivery systems.  Our direct competitors include companies like Exxon/Mobile, Chevron, British Petroleum and Texaco.  We will essentially begin be providing a ‘boutique’ type fuel outlet providing more environmentally friendly fuel at a competitive cost.

There can be no assurance that Cetrone Energy Company will ever be able to compete with any of the competitors described herein.  In addition, there may be other competitors the company is unaware of at this time that would also impede or prevent the company’s success.  Please see RISK FACTORS described herein.

Marketing

If and when the Company has secured its manufacturing facilities and delivery vehicles, the Company intends to embark on a 3 prong marketing campaign.

First, we will solicit business directly contacting our initial target market through phone solicitation, mailings and advertisement.  Our initial target market consists of many small to medium size agribusiness operations with limited funds availability.  Our marketing will demonstrate how our product is cost effective compared to the competition, more environmentally friendly and capable of meeting ‘green’ initiatives set forth by the state and federal governments in converting to more environmentally friendly fuels.

Second, we will launch our website which will allow our established customers to place orders, peruse additional products and other services as they become available.  Our website will have pictures of the various products, comparisons of emissions to that of ordinary distillate fuels, costs, delivery fees, lead times for order and all other information needed to make clear and compelling business decisions for our clients.

Third, we will schedule booth space at several of the agribusiness trade shows held locally and nationally.  For example, this may include everything from the National Western Stock Show held annually in Denver, CO to small county fairs in Idaho and Washington states.  This will complement our first two strategies and begin to get us large general exposure to the public.  While agribusiness is our primary market, any vehicle currently rated for diesel fuel can use biodiesel without conversion or upgrade.  By exposing ourselves to this market, we expand beyond our normal customer base to the ‘at large’ public market.

If these three prongs prove successful, we believe we will be able to attract the attention of successively larger customers which will increase our volume and drive down our costs to manufacture and deliver the products.  However, the Company can provide no assurance we would be successful even if we accomplish the above goals.

Products and Services

The Company plans to begin by identifying and discussing volume pricing contracts with petroleum distillate and vegetable oil manufacturers located within the Pacific Northwest.  The Company will also solicit local restaurants for contracts to remove their waste vegetable oil.  Regardless of how the raw materials are acquired, they will then be transferred as necessary into holding tanks where they will be stored until recombination and processing can begin.

The Company intends to offer two (2) basic types of fuel based on climatic conditions.  The summer mixture will contain only vegetable oils and petroleum distillate.  This will work well in machinery in temperature ranges above 40 degrees Fahrenheit.  We will also create a winter mixture that contains additional chemistry to prevent cold weather gelling of the fuel.  This is required in fuels of this kind below 35 degrees Fahrenheit.

Our pricing will vary with market conditions like any commodity of its type.  We believe that we will be able to charge competitive market rates by controlling our costs at the source.  Because we will focus primarily on delivery to the site, our delivery costs will more than offset the costs needed to maintain a standard brick and mortar facility where the customer must bring his own means of transport and storage.  Agribusiness is accustomed to paying premiums for services of this nature in the course of business.  In the current climate, fuel delivery for home heating oil and other petroleum distillates occur for a premium of $.10 to $.30 per gallon above retail price.  We anticipate leveraging these same margins for our products.

There can be no guarantee or assurance we will be able to negotiate and obtain the required raw material at terms that are favorable to us resulting in us operating at a loss, which may result in a complete loss of any investment made into the Company.

Product Launch

Upon completion of this offering, the Company will immediately begin to research the permit and licensing needed for the Company to proceed.  In anticipation of approval of these permits and licenses, the Company will seek to identify potential locations for a small manufacturing facility which meets all applicable code and environmental standards. The facility will contain raw product holding tanks, mixing tanks and secure storage for other chemicals needed for production.

At the same time, we will also begin development of our marketing image and the supporting materials needed for branding our product.  Logo, colors, font and all other components needed for appropriate branding will be decided and implemented.  Where necessary the Company will also seek to secure appropriate trade mark/trade name designations.

Investors must be aware that we will require additional financing beyond what is anticipated to be raised in this offering to get to a level of operations.

Competitive Advantages

The Company believes there are several competitive advantages with biofuels over the established petroleum fuel industry as it relates to agribusiness.  Pure petroleum distillates are some of the most volatile commodity markets in the world because of the closed nature of the markets on these products.  Biofuel enjoys the advantage of only needing approximately 10% pure distillate to make its product.  The rest comes from renewable vegetable sources like peanuts, corn, and soybeans.  Biodiesel, specifically, does not require processing beyond the addition of conventional diesel to the vegetable oil for combustion in a current diesel engine.  Presuming that we can obtain our raw production materials by leveraging contracts with suppliers locking in our prices, we will then be able to manufacture our product below market cost and profit from the sale.  Additionally, we will be able to leverage the current ‘green’ initiatives being established to promote our product as more environmentally friendly than our conventional competition.  We anticipate that we should be able to reduce our manufacturing requirements by focusing on agribusiness and existing diesel machinery.  Automobiles and aircraft require a much higher octane fuel for hotter, more explosive combustion.

At this point however, we cannot provide any assurance or guarantee that we will be successful and capitalize upon the believed competitive advantages described above.

Website Consultant

As of the date of this Prospectus, Cetrone Energy has not hired any Consultants to assist in the development of our website.  When and if this registration becomes effective, the Company will interview and hire a Website Consultant to perform the following:
•	design, construct and implement the website

•	create and optimize graphics interface and HTML files to be uploaded onto a web server

•	create navigation functionality and link set up onto multiple HTML pages

•	design corporate logo

•	assist in developing an overall internet marketing strategy to include links to industry related sites, placement of banners ads, search engine positioning, and email marketing campaigns.

Employees

Other than Cetrone Energy’s Director and Executive Officer who is currently donating his time to the development of the Company, there are no employees of the Company. CEC may be required to hire an attorney on a consultant basis to navigate permit and licensing requirements, but other wise, CEC’s Officer and Director intends to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of the products. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

Board Committees

CEC has not yet implemented any board committees as of the date of this Prospectus.

Directors

The maximum number of directors CEC is authorized to have is ten (10). However, in no event may CEC have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person.

DESCRIPTION OF PROPERTY

CEC uses a corporate office located at 11010 E. Boundary Road, Elk, WA 99009, and our telephone number is: (509) 714-5236.  This office space and telephone services are currently being provided free of charge.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

CEC management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  CEC does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

Cetrone Energy Company is not currently a party to any legal proceedings. Cetrone Energy Company agent for service of process in Nevada is:  InCorp Services Inc., 3155 East Patrick Lane, Suite 1, Las Vegas, NV 89120 – Telephone (702) 866-2500

CEC’s officer and director has not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Cetrone the Company’s officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

We are a development stage company, incorporated on January 28, 2008 and have not started operations or generated or realized any revenues from our business operations. We plan to enter into the re-manufactured biofuels industry.  See “Description of Business” contained herein.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months, however we will require additional beyond the proceeds raised in this offering to get to a level of operations.

We have only one Officer and one Director who is one and the same person. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to begin to implement our business strategy is $30,000. We feel if we can raise the maximum amount of the offering, $120,000, the Company will be able to accelerate the implementation of its business strategy.  However, there can be no assurance provided that even if we do raise the maximum from this offering that we will ever get to a level of operations or generate a profit.

Since incorporation, the Company has financed its operations through minimal initial capitalization and nominal business activity.  As of July 31, 2008 we had $2,100 of cash on hand.  We had total liabilities of $2,525 of which expenses were related to start-up costs.

To date, the Company has not implemented its fully planned principal operations or strategic business plan. Presently, CEC is attempting to secure sufficient monetary assets to increase operations.  CEC cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

The Company’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If CEC does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues in the future.  If CEC does not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  CEC can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

CEC management does not expect to incur research and development costs within the next twelve months (12).

CEC currently does not own any significant plant or equipment that it would seek to sell in the near future.
CEC management does not anticipate the need to hire employees over the next twelve (12) months.  Currently, the Company believes the services provided by its officer and director appears sufficient at this time.

The Company has not paid for expenses on behalf of any director.  Additionally, CEC believes that this policy shall not materially change within the next twelve months.

The Company has no plans to seek a business combination with another entity in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Cetrone Energy Company to own more than 5% of the outstanding common stock as of July 31, 2008, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Michael Cetrone 11010 E. Boundary Road Elk, WA 99009	2,000,000 shares	91%

The percent of class is based on 2,200,000 shares of common stock issued and outstanding as of July 31, 2008.

OFF-BALANCE SHEET ARRANGEMENTS

CEC does not have any off-balance sheet arrangements.

EXECUTIVE COMPENSATION

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal year 2008.

Summary Compensation Table
[Missing Graphic Reference]
Name	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs ($)	LTIP Payouts ($)	All Other Compensation ($)	Totals ($)
Michael Cetrone, CEO, CFO and President	2008	0	0	0	0	0	0	0	0

Compensation Policy. Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option. Because we are still in the early stages of formation and development, our directors and officers have not received any stock options or freestanding SARs.

Bonuses. To date no bonuses have been granted. Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the executive’s responsibilities with the Company. As the Company continues to grow, more defined bonus programs will be created to attract and retain our employees at all levels.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of July 31, 2008.

Compensation of Directors

Because we are still in the development stage, our directors are not receiving any compensation other than reimbursement for expenses incurred during their duties.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have employment agreements with any of our employees.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Cetrone Energy Company executive officers and directors and their respective ages as of July 31, 2008 are as follows:

Directors:

Name of Director	Age	Period of Service
Michael Cetrone	45	Since January 28, 2008

Executive Officers:

Name of Officer	Age	Office
Michael Cetrone	45	President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

Michael Cetrone, President, Member of the Board of Directors, age 45.

Currently, Mr. Cetrone is involved in the agricultural industry and has been for the past 5 years.  Mr. Cetrone owns and operates his own farm in Elk, Washington.  In addition, during this period Mr. Cetrone has conducted his own personal research into the development and use of biofuel for applications relating to his own farming operations.  Prior to his farming operations Mr. Cetrone’s employments have generally been focused in facility management operations.

Mr. Cetrone anticipates spending at a minimum 10 hours per week on the development of Cetrone Energy Company at no cost to the Company.

Cetrone Energy Company’s sole Officer and Director has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Board Committees

Cetrone Energy has not yet implemented any board committees as of the date of this prospectus.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

Cetrone Energy Company has no significant employees other than the officer and director described above, whose time and efforts are being provided to Cetrone Energy Company without compensation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in our common stock.  This prospectus is a step toward creating a public market for our common stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will ever develop.  Cetrone Energy Company and its management make no representation about the present or future value of CEC’s common stock.

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Cetrone Energy Company and other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately 2,200,000 shares of common stock outstanding held by three (3) shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years would be entitled to unlimited re-sales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The current officer and director of The Company is involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests.   The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of CEC must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

On March 7,2008, the Company issued 2,000,000 common shares to Michael Cetrone, Officer/Director, for consideration of $0.001 per share, total consideration $2,000.  The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On March 7, the Company issued 100,000 shares of its common stock to Jameson Capital, LLC for services valued at $1,000 to be rendered to it pursuant to a consulting agreement. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On May 15, 2008, the Company issued 100,000 shares of common stock to Walker, Bannister & Dunn, LLC for services valued at $1,000 to be rendered to it pursuant to a service agreement. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Cetrone Energy Company. No assets will be or are expected to be acquired from any promoter on behalf of Cetrone Energy Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is The Blackwing Group, LLC 18921G E Valley View Parkway #325, Independence, MO 64055.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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CETRONE ENERGY COMPANY

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

JANUARY 28, 2008 (DATE OF INCEPTION)

TO JULY 31, 2008

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055

TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS
Balance Sheet	2

Statement of Operations	3

Statement of Cash Flows	4

Statement of Stockholders’ Equity	5

Notes to Financial Statements	6-10

THE BLACKWING GROUP, LLC
18921G E VALLEY VIEW PARKWAY #325
INDEPENDENCE, MO 64055
816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cetrone Energy Company (A Development Stage Company)
11010 East Boundary Road
Elk, WA 99009

We have audited the accompanying balance sheet of Cetrone Energy Company (A Development Stage Company) as of July 31, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cetrone Energy Company (A Development Stage Company) as of July 31, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC
Issuing Office: Independence, MO
August 20, 2008

CETRONE ENERGY COMPANY
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JULY 31, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	2,100
Prepaid Expenses	-
Total Current Assets	2,100

Total Assets	2,100

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	525
Loans From Shareholders	100
Total Current Liabilities	625

Stockholders' Equity (Note B)
Common stock, 0.001 par value;
50,000,000 shares authorized;
2,200,000 shares issued and outstanding	2,200
Additional Paid in Capital	1,800
Retained Earnings (Accumulated Deficit)	(2,525)
Total Stockholders' Equity	1,475

Total Liabilities and Stockholders' Equity	2,100

CETRONE ENERGY COMPANY
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JULY 31, 2008

Total Income	-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses
Advertising	-
Consulting	2,000
General and Administrative	525
Total Expenses	2,525

Net Income (Loss)	$(2,525)

Per Share Information:

Net Income (Loss) per share - 10,590,000 shares issued	$(0.001)

Basic weighted average number
common stock shares outstanding	1,466,667

Diluted weighted average number
common stock shares outstanding	1,466,667

CETRONE ENERGY COMPANY
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JULY 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(2,525)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
(Increase) decrease in:
Accounts Receivable	-
Prepaid Expenses	-
Increase (decrease) in:
Accounts Payable	525
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(2,000)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Loans From Shareholders	100
Capital Contributions	4,000
Net Cash (Used) By Financing Activities	4,100

NET INCREASE (DECREASE) IN CASH	2,100

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$2,100

CETRONE ENERGY COMPANY
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON JANUARY 28, 2008
(Expressed in US Dollars)

Capital Stock Issued	Number of	Par	Additional Paid	Deficit	Total Stockholders'
	Common Shares	Value	In Capital	Accumulated	Equity (Deficit)

- January 28, 2008	2,000,000	0.001	-	-	2,000
common stock issued for cash at .001

- January 28, 2008	200,000	0.001	1,800	-	2,000
common stock issued for services at .01

Net Loss for the period from February 28, 2008				(2,525)	(2,525)
to July 31, 2008
Balance as of July 31, 2008	2,200,000	0.001	1,800	(2,525)	1,475

CETRONE ENERGY COMPANY
(A Development State Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDING JULY 31, 2008

A summary of significant accounting policies of Cetrone Energy Company (A Development Stage Enterprise) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

NOTE 1 – DESCRIPTION OF BUSINESS

Development Stage Company

Cetrone Energy Company was incorporated on January 28, 2008 in the State of Nevada.

The principal business of the Company is to develop “green” renewable fuel source for agricultural operations, specifically biodiesel.  The Company’s year-end is December 31. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in preparing the Company for public reporting status, and the raising of capital.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Recently Issued Accounting Pronouncements
In May, 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60” (SFAS 163). This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years,

CETRONE ENERGY COMPANY
(A Development State Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDING JULY 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Recently Issued Accounting Pronouncements (continued)
except for some disclosures about the insurance enterprise’s risk-management activities. This Statement requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of this Statement. Except for those disclosures, earlier application is not permitted.  The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The sources of accounting principles1 that are generally accepted are categorized in descending order of authority as follows:

a. FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB

b. FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position

c. AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics)

d. Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

 The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging

CETRONE ENERGY COMPANY
(A Development State Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDING JULY 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Recently Issued Accounting Pronouncements (continued)
Activities—an amendment of FASB Statement No. 133” (SFAS No. 161). This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives. Finally, this Statement requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”.  These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Derivative Instruments (continued)
derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At July 31, 2008, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at July 31, 2008.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At July 31, 2007, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $825 principally arising from net operating loss carryforwards for income tax purposes.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at June 30, 2008.  The significant components of the deferred tax asset at June 30, 2008 were as follows:

CETRONE ENERGY COMPANY
(A Development State Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDING JULY 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Provision for Taxes (continued)
July 31, 2008
Net operating loss carryforward	$2,425
Stock options issued under a non-qualified plan:

Deferred tax asset	825
Deferred tax asset valuation allowance	$(825)

At July 31, 2008, the Company has net operating loss carryforwards of approximately $2,425, which expire in the year 2028. The above estimates are based upon management’s decisions concerning certain elections which could change the relationship between net income and taxable income. Management decisions are made annually and could significantly vary from the estimates.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 3– CAPITAL STOCK

Common Stock
The Company is authorized to issue 50,000,000 shares of common stock.  All shares have equal voting rights, are non-assessable and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization in, the Company issued 2,200,000 shares of common stock for a total of $2,000 cash, and $2,000 in services.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended July 31, 2008, an officer and director of the Company used $100 to open up a bank account on behalf of the Company. As of July 31, 2006, the Company has not yet reimbursed the officer for this cash advance.  The funds advanced are unsecured, non-interest bearing, and due on demand.

CETRONE ENERGY COMPANY
(A Development State Enterprise)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDING JULY 31, 2008

NOTE 5 – GOING CONCERN

As shown in the accompanying financial statements, the Company had working capital of approximately $1,575 and an accumulated deficit incurred through July 31, 2008.  The Company is currently putting technology in place, which will, if successful, mitigate these factors, which raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has established plans designed to increase the sales of the Company’s products, and decrease debt.  The Company plans to source raw materials needed for remanufacture domestically, then produce the needed biofuel in small batches tailored to the needs of customer demand until such time as larger quantities can be produced.  Profit margins will presumably increase as batch size and storage limits can be increased. However, currently the Company is dependent upon raising proceeds from the sale of its common stock or through debt financing in order to continue the development of its proposed business.  Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

An estimated $120,000 is believed necessary to continue operations and increase development through the next fiscal year.  The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for expansion through affiliations and other business relationships.  Management intends to seek new capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.